FOR IMMEDIATE RELEASE
Investor Relations Contact: Heather Pribyl 952.540.2095

Buffalo Wild Wings, Inc. Expands Share Repurchase Program by $400 Million

Company Advances Timing to Achieve Leverage Ratio Target to
End of Fiscal Year 2017

Minneapolis, Minnesota, January 24, 2017 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) today announced that its Board of Directors has authorized an increase to its share repurchase program for an additional $400 million of the company’s common stock, bringing the cumulative authorizations to $900 million. The company also announced that it has advanced its intended timing to achieve a leverage ratio target of 1.5 times debt to EBITDA to the end of fiscal 2017. Previously, the company had targeted achieving this leverage ratio target by the end of fiscal 2018.

Sally Smith, president and chief executive officer, said, “The additional share repurchase authorization and accelerated timing of our targeted leverage ratio reflect our focus on rebalancing our debt and equity to optimize our cost of capital. Our confidence in our company’s growth and cash flow generation potential allows us to meet our commitment of delivering value to all Buffalo Wild Wings shareholders.”

Buffalo Wild Wings repurchased approximately $127 million of common stock, representing 827,639 shares, during the fourth quarter of fiscal 2016 under the authorization announced in August 2016. As of December 25, 2016, the company had $242 million under the authorization. The company intends to fund the program with a combination of cash and debt.

Under the increased share repurchase program, purchases may be completed from time to time in the open market or in privately negotiated transactions, subject to applicable laws and regulations.

About the Company
Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,220 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Statements in this press release constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to future purchases of shares and sources of funds for the same. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by words such as, "intends," "may," and other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly non-U.S. locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees' adherence to our system standards, the cost of commodities such as traditional chicken wings and supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, our ability to increase our credit facilities, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 27, 2015, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

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